Exhibit 99.1

2011-18

Contact:                      Jeff Altamari
Vice President, Investor Relations
(713) 513-3344

CAMERON COMPLETES LETOURNEAU TECHNOLOGIES ACQUISITION

HOUSTON (October 24, 2011) – Cameron (NYSE: CAM) today announced it has closed on its purchase of LeTourneau Technologies Drillings Systems and Offshore Products divisions from Joy Global Inc. (NASDAQ: JOYG) for approximately $375 million in cash.

Cameron Chairman and Chief Executive Officer Jack B. Moore said, “We are pleased to add LeTourneau Technologies’ talented people and its products to the Cameron organization, and we look forward to moving ahead with the integration process.”

Cameron is a leading provider of flow equipment products, systems and services to worldwide oil, gas and process industries.

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Website: www.c-a-m.com